EXHIBIT 10.61

FIFTH AMENDMENT TO
THE WASHINGTON TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

A.
WHEREAS, The Washington Trust Company (the “Company”) maintains The Washington Trust Company Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008, as subsequently amended (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and
WHEREAS, the Company has reserved the right to amend the Plan by action of its Compensation and Human Resources Committee; and
WHEREAS, the Compensation and Human Resources Committee of the Company has authorized the following amendment to the Plan;
NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.Effective December 16, 2014, Section 7.2(h) is hereby amended by deleting said Section in its entirety and substituting therefor the following:
“(h)    All payments shall be made in cash.”
2.Effective December 16, 2014, Section 11.7 is hereby amended by deleting said Section in its entirety and substituting therefor the following:
“11.7    Expenses. All expenses incurred in the administration of the Plan that are not otherwise paid for through the revenue-sharing arrangement with the Plan’s recordkeeper shall be charged against Participants’ Accounts on a pro-rata basis. Any excess revenue-sharing amounts shall be credited to Participants’ Accounts on a pro-rata basis. Any investment-related expenses shall be charged directly to the subaccount within the Account for which investments were made.”
3.Effective as of January 1, 2014, Section 12.3(b) is hereby amended by deleting said Section in its entirety and substituting therefor the following:
“(b)    For each Plan Year, if any nonelective contributions made by a Participating Employer under the 401(k) Plan on behalf of a 401(k) Participant are limited by the 401(k) Plan Restrictions, the Employer shall credit to an Employer Account established for such 401(k) Participant an amount equal to the Participant’s Excess Compensation for that Plan Year multiplied by a percentage equal to the nonelective contributions received by the Participant under the 401(k) Plan expressed as a percentage of the Participant’s compensation recognized under the 401(k) Plan.”

B.	In all other respects said Plan is hereby confirmed.
IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed by its duly authorized officer this 17th day of November, 2014.

THE WASHINGTON TRUST COMPANY

By:     /s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman and Chief Executive Officer